                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                   ZILA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   ZILA, INC.
                              5227 NORTH 7TH STREET
                           PHOENIX, ARIZONA 85014-2800
                                 (602) 266-6700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD

                                January 14, 2003

     The 2002 Annual Meeting of Stockholders of Zila, Inc. (the "Company") will be held at Marriott's Camelback Inn, 5402 E. Lincoln Drive, Scottsdale, Arizona 85253 on January 14, 2003, at 9:00 a.m., local time.

MATTERS TO BE VOTED ON:

     1. Election of seven directors to serve until the next annual meeting of shareholders and until their successors are elected;

     2. Ratification of the selection of Deloitte & Touche LLP as our independent public accounting firm for the fiscal year ending July 31, 2003;

     3. Approval of an amendment to the Non-Employee Directors Stock Option Plan to (i) provide for an initial grant of options to new directors and an increase in annual option grants to existing directors, and
          (ii) increase the total number of shares reserved for issuance under the Plan from 200,000 to 700,000; and

     4. Consideration of any other matters that may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on November 22, 2002 has been fixed as the Record Date for the determination of stockholders entitled to receive notice of and to vote at this meeting or any adjournment of the meeting. The list of stockholders entitled to vote at this meeting is available at the offices of the Company, 5227 North 7th Street, Phoenix, Arizona 85014, for examination by any stockholder for any purpose related to the meeting during ordinary business hours during the ten days prior to the meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THIS MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                                      By Order of the Board of Directors,

                                      /s/ Douglas D. Burkett, Ph.D.

                                      Douglas D. Burkett, Ph.D.
                                      President, Chief Executive Officer and
                                      Chairman
Phoenix, Arizona
December 12, 2002

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

GENERAL INFORMATION............................................................1

WHO CAN VOTE...................................................................1

VOTING BY PROXIES..............................................................1

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS.....................................1

HOW VOTES ARE COUNTED..........................................................2

COST OF THIS PROXY SOLICITATION................................................2

ATTENDING THE ANNUAL MEETING...................................................2

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?................................2

WHO SHOULD I CALL IF I HAVE QUESTIONS?.........................................3

PROPOSALS......................................................................3

PROPOSAL NO. 1  -  ELECT SEVEN DIRECTORS.......................................3

PROPOSAL NO. 2  -  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS..............3

PROPOSAL NO. 3  -  APPROVAL OF AMENDMENT TO THE NON-EMPLOYEE
    DIRECTORS STOCK OPTION PLAN................................................4

REPORT OF THE AUDIT COMMITTEE..................................................8

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS.....................................10

EXECUTIVE OFFICERS............................................................14

ABOUT THE BOARD AND ITS COMMITTEES............................................14

EXECUTIVE COMPENSATION........................................................17

STOCK OPTION GRANTS...........................................................18

OPTION VALUE AS OF JULY 31, 2002..............................................19

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.......................21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
    AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS............................24

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................25

STOCK PRICE PERFORMANCE GRAPH.................................................26

PROPOSALS BY STOCKHOLDERS.....................................................26

OTHER BUSINESS................................................................26

ANNUAL REPORT.................................................................27

                                 PROXY STATEMENT


     This Proxy Statement is furnished to the Stockholders of Zila, Inc., a Delaware corporation (the "Company"), in connection with the Company's solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on January 14, 2003. The proxy materials were mailed on or about December 12, 2002 to stockholders (the "Stockholders") of record at the close of business on November 22, 2002 (the "Record Date").

     Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the persons who are named on the enclosed Proxy Card (the "Proxies"). "We," "our," "Zila," and the "Company" refer to Zila, Inc.

                               GENERAL INFORMATION

WHO CAN VOTE        You are entitled to vote your Common Stock if our records
                    show that you held your shares as of November 22, 2002. At that date, 45,465,260 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

VOTING BY PROXIES   If your Common Stock is held by a broker, bank or other
                    nominee (i.e., in "street name"), you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by signing, dating and mailing the Proxy Card in the envelope provided. Of course, you can always come to the meeting and vote your shares in person.
                    If you give us a proxy without giving specific voting instructions, your shares will be voted by the Proxies as recommended by the Board of Directors.

                    We are not aware of any other matters to be presented at the Annual Meeting except those described in this Proxy Statement. However, if any other matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your Common Stock may be voted by the Proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

HOW YOU MAY         You may revoke your proxy instructions by any of the
REVOKE YOUR PROXY   following procedures:
INSTRUCTIONS

                      1.   Send us another signed proxy with a later date;
                      2. Send a letter to the Company's secretary revoking your proxy before your Common Stock has been voted by the Proxies at the meeting; or
                      3. Attend the Annual Meeting and vote your shares in person.

HOW VOTES ARE       Inspectors of election will be appointed for the meeting.
COUNTED             The inspectors of election will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

COST OF THIS PROXY  We will pay the cost of this proxy solicitation, including
SOLICITATION        the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Common Stock. We will solicit proxies by mail. Proxies may also be solicited by personal interview, telephone, or telegraph. Georgeson Shareholder will serve as the Company's proxy solicitation agent. In such capacity, Georgeson
                    Shareholder will assist in the distribution of proxy materials to beneficial owners of Common Stock and solicitation of votes at an estimated cost of $5,500 plus its reasonable out-of-pocket expenses.

ATTENDING THE       If you are a beneficial owner of Common Stock held by a
ANNUAL MEETING      broker or bank, you will need proof of ownership to be
                    admitted to the meeting. A recent statement or letter from a broker or bank showing your current ownership and ownership of the Company's shares on the record date are examples of proof of ownership. Although you may attend the meeting, you will not be able to vote your Common Stock held in street name in person at the meeting and will have to vote through your broker or bank.

                WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:         The seven nominees for director who receive the most votes
ELECTION OF         will be elected. There is no cumulative voting in the
SEVEN DIRECTORS     election of directors. If you "abstain" from voting or you indicate "vote withheld" for any nominee on your proxy card, your vote will not count for or against any nominee.

PROPOSAL 2:         The affirmative vote of a majority of the shares of Common
RATIFICATION        Stock entitled to vote and  present at the Annual Meeting in
OF INDEPENDENT      person or by proxy will be required to ratify the selection
PUBLIC ACCOUNTANTS  of independent auditors. Therefore, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

PROPOSAL 3:         The affirmative vote of a majority of the shares of Common
AMENDMENT OF THE    Stock entitled to vote and present at the Annual Meeting in
NON-EMPLOYEE        person or by proxy will be required to approve the amendment
DIRECTORS STOCK     of the Company's Non-Employee Directors Stock Option Plan.
OPTION PLAN         Therefore, if you "abstain" from voting, it has the same
                    effect as if you voted "against" this proposal.

                     WHO SHOULD I CALL IF I HAVE QUESTIONS?

     If you have questions about the Annual Meeting or voting, please call Betty
J. Pecha, Director, Legal Affairs, at (602) 266-6700, ext. 214.

                                    PROPOSALS

                     PROPOSAL NO. 1 - ELECT SEVEN DIRECTORS

NUMBER OF           An entire Board of Directors, consisting of seven directors,
DIRECTORS TO BE     is to be elected at the Annual Meeting. Each Director
ELECTED             elected will hold office until the next annual meeting of
                    stockholders and until his successor is elected and qualified. If any director resigns or otherwise is unable to complete his term of office, the Board will elect another director for the remainder of the resigning director's term.

VOTE REQUIRED       The seven nominees receiving the highest number of votes
                    cast at the Annual Meeting will be elected. There is no cumulative voting in the election of directors.

NOMINEES OF THE     The Board has nominated the following individuals to serve
BOARD               on our Board of Directors for the following year:

                                 Douglas D. Burkett, Ph.D.
                                 Michael S. Lesser
                                 Christopher D. Johnson
                                 Kevin J. Tourek
                                 S. Timothy Rose, D.D.S.
                                 John Edward Porter
                                 Morris C. Aaron

All of these nominees, except for John Edward Porter, S. Timothy Rose D.D.S. and Morris C. Aaron, are currently serving on the Board. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected. See pages 12-15 for information regarding each of the nominees listed above.

     We know of no reason why any of the listed nominees would not be able to serve. However, if any nominee is unavailable for election, the Proxies will vote your Common Stock to approve the election of any substitute nominee proposed by the Board.

                YOUR DIRECTORS RECOMMEND A VOTE FOR THE ELECTION
                   OF THE SEVEN NOMINEES UNDER PROPOSAL NO. 1.

         PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The principal independent public accounting firm utilized by us during the fiscal years ended July 31, 1994 through 2002 was Deloitte & Touche LLP, independent certified public accountants (the "Auditors"). Our Board of Directors has selected the Auditors to audit our financial statements for the fiscal year ending July 31, 2003 and to perform other appropriate accounting services. We anticipate that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

     The Proxies will vote in favor of ratifying the selection of Deloitte & Touche LLP unless instructions to the contrary are indicated on the accompanying proxy form.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended July 31, 2002 and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $169,000.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche LLP for services other than described above under "Audit Fees" for the fiscal year ended July 31, 2002 were $114,000, including audit-related services of $53,000 and non-audit related services of $61,000. Audit-related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations and SEC registration statements. Non-audit related services generally include fees for preparation of tax returns.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     We did not engage Deloitte & Touche LLP to provide any information technology services during the fiscal year ended July 31, 2002.

     Although the Company has not yet engaged Deloitte & Touche LLP as its independent auditors for the fiscal year ended July 31, 2003, the Audit Committee will approve in advance any audit services or non-audit services to be performed by Deloitte & Touche LLP or other independent auditors.

               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 2.


           PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO THE NON-EMPLOYEE
                            DIRECTORS STOCK OPTION PLAN

GENERAL

     In September 2002, the Company engaged Clark/Bardes Consulting ("CBC") to conduct an analysis of the compensation of the non-employee directors in relation to the Company's peer group of publicly held companies and to provide recommendations regarding the level and composition of the Company's compensation package for its non-employee, or independent, directors.

     CBC issued a report to the Board that analyzed the level of director compensation in relation to a peer group of companies similar to the Company in terms of industry and revenue size. The peer group included national survey data on pharmaceutical and medical product companies and companies, regardless of industry, in the Company's revenue range.

     The report also analyzed the cash and non-cash components of director compensation and made recommendations to the Board of Directors. Based upon these recommendations, the Board of Directors adopted a new compensation plan for its non-employee directors. Because the levels of annual stock option grants are higher than the Company has made in the past, it is necessary to increase the number of options available in the Directors Plan. These amendments to the Directors Plan are designed to enable the Company to attract, retain and motivate qualified independent directors for its Board.

     At the Annual Meeting, the Company will seek shareholder approval of an amendment to the Company's Non-Employee Directors Stock Option Plan (the "Directors Plan") to (i) provide for an initial grant to each new director of 20,000 option shares upon his or her election or appointment to the Board of Directors; (ii) increase the number of option shares to be granted annually to non-employee directors from 2,500 to 20,000; (iii) increase the total number of shares authorized for issuance under the Directors Plan from 200,000 to 700,000 and (iv) provide for vesting over four quarterly periods.

     The Directors Plan provides non-employee directors with an opportunity to acquire a meaningful, proprietary interest in the Company. Given the renewed emphasis on director responsibility and the substantial time commitment required of independent directors serving on its Board, the Company believes that increased cash compensation and options are, and will be, required to assist it in assembling a qualified, dedicated group of independent directors. The Company's Board of Directors approved the amendment to the Directors Plan on September 26, 2002 and directed that the amendment be submitted as a proposal for shareholder approval at the Annual Meeting. The Directors Plan was originally adopted in 1989.

     The following description of the Directors Plan is a summary of the material provisions of the Plan and is qualified in its entirety by reference to the Directors Plan, as amended subject to stockholder approval, a copy of which has been attached as Appendix A to this Proxy Statement.

PLAN PROVISIONS

     The Directors Plan provides for the non-discretionary grant of nonstatutory stock options ("Options") to the Company's non-employee directors. Under the Directors Plan, as proposed to be amended, the Company will grant options to purchase 20,000 shares of common stock to each new director upon election or appointment to the Board of Directors and options to purchase 20,000 shares of Common Stock annually to each non-employee director on the third trading day after the Company publicly announces its year-end financial results for the immediately preceding fiscal year. However, such Options shall not be granted to any non-employee director of the Company who during the fiscal year immediately preceding such grant date (or the period that he or she served as a director of the Company, if less than the full fiscal year) attended fewer than 75 percent of the aggregate of (i) the total number of the regularly scheduled and special meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he or she served.

     The exercise price of an Option will be the fair market value (the mean of the final closing bid and asked prices of the Common Stock on the NASDAQ) on the date of grant. The exercise price of Options may be satisfied with (i) cash,
(ii) shares of the Company's Common Stock having an aggregate fair market value at the time the Option is exercised equal to the exercise price, or (iii) a combination of the foregoing. Pursuant to the terms of the Directors Plan, as proposed to be amended, all of the shares subject to an Option will vest in equal quarterly installments throughout the fiscal year in which the director serves on the Board. All Options granted under the Directors Plan will expire five years from the date of grant. Options are not transferable other than by will or the laws of descent and distribution.

     The exercise price of each Option, number of shares of Common Stock subject to the Directors Plan, and the number of shares issuable upon the exercise of each Option will be increased or decreased, as appropriate, to reflect any stock merger, consolidation, stock split, stock dividend or other similar capital adjustment.

     The Board of Directors may amend or terminate the Directors Plan at any time. However, amendments to the Directors Plan relating to the amount, price, or timing of the option grants may not be made more than once in any six-month period. In addition to any applicable NASDAQ requirements, the Directors Plan provides that no amendment of the Directors Plan may be made without prior stockholder approval if such approval is necessary for the Plan to continue to comply with the applicable exemptions under Section 16(b) of the Exchange Act. Any amendment or termination of the Directors Plan will not affect Options already granted and such Options shall remain in full force and effect as if the Directors Plan had not been amended or terminated.

     The closing market price of one share of Common Stock on the NASDAQ on December 6, 2002 was $1.10.

      FEDERAL INCOME TAX CONSEQUENCES FOR OPTIONS UNDER THE DIRECTORS PLAN

     The following briefly summarizes the U.S. federal income tax consequences under current law of participation in the Directors Plan based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the applicable Treasury regulations, both of which are in effect on the date of this description. This summary is subject to change in the event of a change in either the Code, the Treasury regulations or their respective interpretations. The following discussion is only a summary; it is not intended to be all-inclusive or to constitute tax advice. Each optionee is urged to consult his or her personal tax advisors as to the tax effects of his or her participation in the Directors Plan, including the effects under state income tax or other tax laws which may be applicable.

     Options granted under the Directors Plan will be nonqualified stock options ("NSOs") and will not qualify as "incentive stock options" under Section 422 of the Code. An optionee will not recognize taxable income as the result of the grant of a NSO. Upon exercise of a NSO, an optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The optionee will also have ordinary income attributable to any shares of Common Stock issuable upon exercise that are surrendered, if permitted under the applicable stock option agreement, in order to satisfy the federal income tax withholding requirements.

     If an optionee chooses to pay the option exercise price in previously acquired shares of Common Stock, the exercise is treated as two transactions. First, under Code Section 1036 there will be a tax-free exchange of the previously acquired Common Stock for a like number of new shares of Common Stock. The new shares of Common Stock will retain the tax basis and holding period of the previously acquired Common Stock. Second, to the extent the shares of Common Stock received exceeds the number of shares of Common Stock surrendered, there will be an issuance of additional new shares of Common Stock equal to such excess. The optionee will realize ordinary income under Code
Section 83 in an amount equal to the fair market value of the additional shares reduced by any cash paid by the optionee upon exercise (i.e., the spread on the options). The additional shares will have a tax basis equal to the fair market value of the additional shares and have a holding period that begins on the date such Additional Shares are issued.

     Upon the sale of Common Stock acquired by the exercise of a NSO, any gain or loss, based on the difference between the sale price and the fair market value on the date of exercise, will be taxed as capital gain or loss. No deduction for federal income tax purposes is available to the Company with respect to the grant of a NSO or the sale of the Common Stock acquired pursuant to such grant. The Company generally should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by an optionee as a result of the exercise of a NSO, except to the extent such deduction is limited by applicable provisions of the Code.

     Special rules apply with respect to shares of Common Stock transferred directly to or acquired upon exercise of an option by the optionee if he or she is subject to the "short-swing profits" provisions of the Exchange Act.

     The foregoing discussion is only a summary of certain of the federal income tax consequences relating to the Directors Plan as in effect on the date of this description. No consideration has been given to the effects of state, local, and other laws (tax or other) upon the Directors Plan or upon the optionee or the Company, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.

NEW PLAN BENEFITS

     The following table shows the number of shares of common stock underlying options that would have been granted to the non-employee directors, as a group, under the Non-Employee Directors Option Plan if the Plan had been in effect for fiscal 2002. Under the Plan, as amended, non-employee directors would receive annual grants at the levels indicated for each new fiscal year that they serve as directors. Nominees for election as directors will receive options to purchase 20,000 shares of common stock upon their election to the Board. Such options will be exercisable at the mean of the final bid and ask prices of the common stock on their date of grant.


                                NEW PLAN BENEFITS
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                     Number of Shares of
                                                     -------------------
                                              Common Stock Underlying the Option
                                              ----------------------------------

All Current Non-Employee Directors as a Group              120,000


REQUIRED VOTE

     Approval of the amendment to the Directors Plan requires the affirmative vote of a majority of voting power of Common Stock present at the Annual Meeting in person or by proxy.

      YOUR DIRECTORS RECOMMEND A VOTE FOR THE AMENDMENT OF THE NON-EMPLOYEE
               DIRECTORS STOCK OPTION PLAN UNDER PROPOSAL NO. 3.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes options, warrants and securities available for issuance under the Company's equity compensation plans as of July 31, 2002

                                                                                               NUMBER OF SECURITIES
                                                                                                REMAINING AVAILABLE
                                      NUMBER OF SECURITIES                                      FOR ISSUANCE UNDER
                                       TO BE ISSUED UPON             WEIGHTED-AVERAGE          EQUITY COMPENSATION
                                          EXERCISE OF                EXERCISE PRICE OF           PLANS (EXCLUDING
                                      OUTSTANDING OPTIONS,         OUTSTANDING OPTIONS,        SECURITIES REFLECTED
                                      WARRANTS AND RIGHTS           WARRANTS AND RIGHTS            IN COLUMN (a))
         PLAN CATEGORY                        (a)                           (b)                          (c)
 ------------------------------   ---------------------------  ---------------------------  ----------------------------

Equity compensation plans                  2,196,000                       $4.42                    3,428,990 (2)
approved by security holders
(1)

Equity compensation plans not                 25,000                       $4.36                           --
approved by security holders
(3)
                                  ---------------------------

Total                                      2,221,000

(1) Includes the 1997 Stock Option Award Plan, the 1988 Stock Option Award Plan, the Non-Employee Directors Stock Option Plan, and the Zila, Inc. Employee Stock Purchase Plan.

(2) Includes 1,974,990 shares issuable under the Zila, Inc. Employee Stock Purchase Plan.

(3) Includes warrants issued to financial advisors in March and December of 2000.

     In March 2000, we issued a warrant to purchase 10,000 shares of our common stock to a financial advisor. The warrant was issued pursuant to the terms of an engagement agreement, and the exercise price is $4.906 per share. In December 2000, we issued a warrant to purchase 15,000 shares of our common stock to a financial advisor. The warrant was issued pursuant to the terms of a consulting agreement and 7,500 of the shares underlying the warrant have an exercise price of $4.00 per share and 7,500 of the shares have an exercise price of $5.00 per share.

                          REPORT OF THE AUDIT COMMITTEE

     The Committee is responsible for the oversight of the Company's financial reporting process on behalf of the Board of Directors, including the Company's internal controls, the quality of its financial reporting, and the independence and performance of the Company's independent auditors. The Board of Directors has adopted a written charter for the Audit Committee.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America, and discuss with us any issues they believe should be raised with us.

     The Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of it financial reporting. The Committee discusses these matters with the Company's independent auditors. The Committee regularly meets privately with the independent auditors.

     The Board of Directors has determined that none of the Directors serving on the Committee has a relationship to the Company that may interfere with their independence from the Company and its management. As a result, each Director who serves on the Committee is "independent" as required by NASDAQ listing standards.

     This year, the Committee reviewed and discussed the Company's financial statements with management and Deloitte & Touche, LLP ("Deloitte & Touche"), the Company's independent auditors. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     The Committee has considered the non-audit services provided by Deloitte & Touche during fiscal 2002 and determined that the provision of these services does not impact the firm's independence from the Company.

     The Committee has received from and discussed with Deloitte & Touche the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Committee has discussed with Deloitte & Touche their independence. We also discussed with Deloitte & Touche any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, the Committee recommends to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2002.

                                            AUDIT COMMITTEE

                                            Christopher D. Johnson, Chairman
                                            H. Richard Grisham
                                            Carl Schroeder

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     Information regarding the names, ages, positions with us, and business experience of each of the directors and nominees is set forth in the table below. Each director has served continuously with us since his first election as indicated below.

                                                                                DIRECTOR
         NAME                      AGE              POSITION(S)                  SINCE
         ----                      ---              -----------                  -----

Douglas D. Burkett, Ph.D.          39       Chairman of the Board,               2002
                                            President and Chief Executive
                                            Officer

Michael S. Lesser (3)              60       Director                             1995

Christopher D. Johnson (2)         50       Director                             1999

Kevin J. Tourek (3)                44       Director                             1999

S. Timothy Rose, D.D.S.            60       Director Nominee

John Edward Porter                 67       Director Nominee

Morris C. Aaron                    38       Director Nominee

Joseph Hines(1)                    74       Director (1)                         1983

Carl A. Schroeder (2) (3)          73       Director                             1984

Curtis M. Rocca III                40       Director                             1997

H. Richard Grisham (2)             57       Director                             2001

------------------
(1) Previously President and Chief Executive Officer until June 6, 2002 and Chairman of the Board until September 26, 2002

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

     The Board has nominated the following individuals to serve on our Board of Directors for the following year:

     Douglas D. Burkett, Ph.D.
     Michael S. Lesser
     Christopher D. Johnson
     Kevin J. Tourek
     S. Timothy Rose, D.D.S.
     John Edward Porter
     Morris C. Aaron


DOUGLAS D. BURKETT,       Dr. Burkett has served as our President and Chief Executive Officer
PH.D.                     since June 2002 and Chairman as of September 2002. From May to June
                          2002 he was Vice President and General Manager-Pharmaceutical and
                          Business Development. From September 2000 to May 2002 he was Vice
                          President and General Manager-Zila Technical Operations. From August
                          1995 to September 2000 he held a variety of positions with us. These positions included serving as Vice President of our Innovative Swab
                          Technologies subsidiary from February 2001 to June 2002; as Vice
                          President and General Manager-BioTech from August 1997 to September
                          2000; as Director of Research, Development and Manufacturing from
                          August 1996 to August 1997; and as Manager-Research and Development
                          from August 1995 to August 1996. At various points during this tenure with us he has had responsibility for the development of the manufacturing facility and the refining and production of Zila
                          Tolonium Chloride, the active ingredient in Zila's OraTest(R)oral cancer detection product. The U.S. Patent Office granted Dr. Burkett three patents (which were assigned to us) relating to the process of manufacturing a pharmaceutical grade of Tolonium Chloride. Prior to joining Zila, Dr. Burkett was a research associate from May 1994 to
                          August 1995 with the Cancer Research Institute at Arizona State
                          University where he collaborated with the National Cancer Institute in developing efficient techniques to prepare supplies of new cancer treatment drugs for clinical trials. Dr. Burkett received a B.S. in
                          Chemistry from Missouri Western State College in 1987 and a Ph.D. in
                          Organic Chemistry from Arizona State University in 1994.

MICHAEL S. LESSER         Mr. Lesser is the president of Dental Concepts LLC. From 1994 to
                          January 1999, Mr. Lesser was president of T.V. Direct, Inc. Mr. Lesser also was the founder of Lesser & Roffe Company, a business development consulting company. Prior to founding Lesser & Roffe Company, Mr.
                          Lesser served as President of Ogilvy & Mather Co., Inc. from 1989 to
                          1990, as Chairman and Chief Executive Officer of Lowe Marschalk Co.,
                          Inc. (a subsidiary of Interpublic) from 1980 to 1989, and as Executive
                          Vice President and General Manager of Norcliff Thayer, Inc. (a
                          subsidiary of Revlon) from 1973 to 1979.

CHRISTOPHER D. JOHNSON    Since 1995, Mr. Johnson has been a corporate finance partner with
                          Squire, Sanders & Dempsey, LLP, a law firm with over 750 attorneys and offices in ten major U.S. cities, eight European capitals, Beijing,
                          Taipei and Hong Kong. Mr. Johnson has served on the firm's five-member
                          Management Committee since 1997 to 2001. From 1994 to 1995, he was a partner with the firm of Meyer, Hendricks, Victor, Osborn & Maledon in
                          Phoenix, Arizona, and before that he was a partner with the firm of
                          Streich Lang also in Phoenix, Arizona. Mr. Johnson received a B.A.
                          from Princeton University and a J.D. from the University of Virginia.
                          During fiscal 2002 Mr. Johnson's firm performed limited legal services for us.

Kevin J. Tourek           Mr. Tourek is Senior Vice President of Legal and Human Resources for
                          National Airlines, Inc., based in Las Vegas, Nevada. National Airlines filed for bankruptcy protection under Chapter 11 in December 2000. It is currently operating under such protection. From 1987 to August
                          1998, Mr. Tourek was a partner with the law firm of Streich Lang in
                          Phoenix, Arizona where his



                          practice focused mainly on corporate, securities and finance matters.
                          Mr. Tourek received his B.A. from Michigan State University and a J.D.
                          from the Ohio State University College of Law.

S. TIMOTHY ROSE, D.D.S.   Dr. Rose is the immediate past president of the American Dental
(NOMINEE)                 Association ("ADA"). He served as president of the ADA from 1998 to
                          1999. During his tenure with the ADA, Dr. Rose launched the ADA's Oral
                          Cancer Awareness campaign. Since 1999, he has served as the USA
                          National Secretary for the World Dental Federation - FDI. Dr. Rose has
                          had several articles published and has been actively involved in various dental professional organizations on the local, state, national and international levels. Since 1972 Dr. Rose has been a partner in Valley Periodontics, S. C. based in Appleton, Wisconsin.
                          Dr. Rose received his B. A. from Ohio State University, a D.D.S. from
                          Ohio State University College of Dentistry, a M.S. from Ohio State
                          University Graduate School and a Professional Post-graduate
                          Certificate from Ohio State University Department of Periodontology
                          College of Dentistry.

JOHN EDWARD PORTER        John Edward Porter is a partner in Hogan & Hartson's Washington, D.C.
(NOMINEE)                 office where his practice concentrates on health law and education matters, including administrative and regulatory, international, legislative strategy, and education and health policy. Prior to joining Hogan & Hartson, Mr. Porter served 21 years as Congressman from Illinois' 10th District. In Congress he served on the
                          Appropriations Committee, and as Chairman of the Subcommittee on
                          Labor, Health and Human Services and Education; as Vice-Chairman of
                          the Subcommittee on Foreign Operations; and as Vice-Chairman of the
                          Subcommittee on Military Construction. Mr. Porter was founder and co-chairman of the Congressional Human Rights Caucus. He sponsored the legislation creating Radio Free Asia. He served as chairman of the
                          Global Legislators Organized for a Balanced Environment (GLOBE USA).
                          Mr. Porter is a member of several boards, including the Rand
                          Corporation, The Brookings Institution, PBS, Research! America, the
                          Foundation for the National Institutes of Health, the Kemper Insurance
                          Companies, and the Population Resource Center in Princeton, N.J. Mr.
                          Porter is currently also chairing a committee of the Institute of
                          Medicine, National Academy of Sciences, on the future roles of academic health centers. The committee report is scheduled to be completed by March 2003.

MORRIS C. AARON           Mr. Aaron is President and founder of MCA Financial Group, a business
(NOMINEE)                 advisory and corporate restructuring firm specializing in turnaround management, interim management and corporate finance consulting. Prior to founding MCA Financial Group in October 2000, Mr. Aaron was the
                          Chief Financial Officer and Treasurer for The Network Connection, Inc.
                          ("TNCI"), a provider of broadband communications systems from May 1999 to December 2000. He was also a board member of TNCI from May 1999 until January 2000. Subsequent to Mr. Aaron's departure, TNCI filed for bankruptcy protection under Chapter 11 in March, 2001. Mr. Aaron was the Chief Financial Officer and Treasurer for Global Technologies,
                          Inc. from September 1998 until December 1999. Global Technologies managed and commercialized emerging growth companies primarily in the technology and telecommunications sectors and acquired TNCI in May
                          1999. From January 1996 to September 1998, Mr. Aaron served as Chief
                          Financial Officer and

                          Treasurer of Employee Solutions, Inc. Prior to that, Mr. Aaron was in the corporate restructuring and corporate finance practice with Arthur
                          Andersen. Mr. Aaron has a Bachelors of Science in Accounting from the
                          Pennsylvania State University and an MBA in Management and Finance
                          from Columbia University. Mr. Aaron is a Certified Public Accountant
                          in New York State and is also a Certified Turnaround Professional by the Turnaround Management Association. Mr. Aaron has participated in not-for-profit boards, has been a lecturer at the Wharton School and the Pennsylvania State University on business turnarounds, and held an adjunct faculty position in Arizona State University's Graduate School of Business teaching a course on Business Turnarounds.

                          ***********************************************************************

JOSEPH HINES              Mr. Hines served as our President and Chief Executive Officer from
(FORMER OFFICER)          1983 until June 2002 and as our Chairman from 1983 until September
                          2002. From 1976 until 1983, Mr. Hines owned and operated Desert Valley
                          Companies, Inc., a management consulting firm headquartered in
                          Phoenix, Arizona. From 1966 until 1976, Mr. Hines served as Chief
                          Executive Officer of several subsidiaries of Dart Industries, formerly
                          Rexall Drug and Chemical Company. In December 2001, we and Mr. Hines
                          reached a settlement with the SEC relating to certain public statements made by us in January 1999 with respect to the prospects for approval by the FDA of the OraTest(R) Product. In order to resolve the matter, and without admitting or denying the Commission's findings, we and Mr. Hines consented to the entry of an Order
                          Instituting Public Proceedings pursuant to Section 21C of the Act and the issuance of a Cease-and-Desist Order prohibiting future violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5
                          thereunder.

CARL A. SCHROEDER         Mr. Schroeder is retired. From September 1991 to August 1996, Mr.
                          Schroeder was the President of Dixon Capital Corp. Between 1982 and
                          September 1991, Mr. Schroeder was a private business consultant. Mr.
                          Schroeder was also a principal in certain mining, drilling and farming operations from 1987 to 1992. From 1977 to 1982, he served as Chief
                          Financial Officer with a high technology division of the MEAD
                          Corporation. Mr. Schroeder received an engineering degree from MIT and an MBA degree from Harvard Business School.

CURTIS M. ROCCA III       Mr. Rocca is the Chief Executive Officer for Douglas, Curtis & Allyn
                          LLC, a business advisory firm. From March 1998 to May 2001 Mr. Rocca was the Chief Executive Officer and Director of Dental Partners, Inc.,
                          a privately held dental practice consulting and management company.
                          Mr. Rocca was President of the Zila Professional Products Group,
                          having held this position following Zila's acquisition of Bio-Dental
                          Technologies Corporation in January 1997. Prior to the firm's acquisition by Zila, Mr. Rocca served as President, CEO and Chairman of Bio-Dental Technologies Corporation. Mr. Rocca holds a B.A. in
                          Economics from the University of California at Davis, where he graduated with honors. Mr. Rocca currently serves as a director of
                          Schick Technologies, Inc., located in Long Island City, New York.

H. RICHARD GRISHAM        Mr. Grisham is retired. From January 1999 until his retirement in
                          December 1999, Mr. Grisham was Executive Vice President and Managing
                          Director - Health Care for Johnson Research and Capital. From January
                          1997 to January 1999, he was the Chief Operating Officer and Vice
                          President - Commercial Business for United Healthcare of the Midwest -
                          HMO, one of the primary operating businesses of United Health Group.
                          From June 1995 to June 1996, he was the President and Chief Operating
                          Officer of Unity Health System, a health care system comprised of several acute care hospitals in St. Louis, Missouri. From September
                          1981 to May 1995, Mr. Grisham was the President and Chief Executive
                          Officer of St. Anthony's Medical Center, an acute care facility in St.
                          Louis. Mr. Grisham received a B.S. in Pharmacy from the University of
                          Oklahoma College of Pharmacy and a M.H.A. (Masters in Health
                          Administration) from the Washington University School of Medicine.

                                        EXECUTIVE OFFICERS

                          Information regarding the names, ages, positions with the Company, and business experience of the Company's Executive Officers is set forth below.

BRADLEY C. ANDERSON       Mr. Anderson, age 41, joined us as Vice President and Treasurer in
                          November 1996 and was named Chief Financial Officer in January 1998 and Secretary in October 2002. Prior to joining the Company, from 1985 to 1996, Mr. Anderson was employed by Deloitte & Touche LLP, most recently as an Audit Senior Manager, in which capacity Mr. Anderson provided auditing, planning, and other assistance and consulting to numerous privately and publicly held companies, including Zila. Mr.
                          Anderson received his B.S. in Accountancy from Brigham Young
                          University. Mr. Anderson is a Certified Public Accountant.

JANICE L. BACKUS          Ms. Backus, age 53, retired as Secretary and Vice President effective
(FORMER OFFICER)          October 11, 2002. She served as our Secretary since April 1989 and in
                          1993 was named a Vice President of the Company. From 1983 until April
                          1989, Ms. Backus served as Assistant Secretary of the Company. Ms.
                          Backus has also served as the Assistant to the President since 1983.
                          Prior to joining the Company, Ms. Backus held administrative and secretarial positions with the American Heart Association, Arizona
                          Division, BX International and Century Capital Corporation.

                       ABOUT THE BOARD AND ITS COMMITTEES

THE BOARD      The Company is governed by a Board of Directors and various committees which meet throughout the year. During the fiscal year ended July 31, 2002, our Board of Directors met nine times. All other actions taken by the Board of Directors during the fiscal year ended July 31, 2002 were accomplished by means of unanimous written consent. During the period in which he served as
               director, each of the directors attended 75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board on which he served.

BOARD          The Board has two principal committees, the Compensation
COMMITTEES     Committee and the Audit Committee. The function of each of these committees is described below, along with the current membership and number of meetings held during the fiscal year ended July 31, 2002. The Company does not maintain a standing nominating committee or other committee performing similar functions.

Compensation   The Compensation Committee of the Board of Directors, which met
Committee      three times during the  fiscal year ended July 31, 2002,
               administers the Company's Stock Option Award Plan, reviews all aspects of compensation of the Company's officers and makes recommendations on such matters to the full Board of Directors.
               During the fiscal year ended July 31, 2002, there were three members of the Compensation Committee, Michael S. Lesser, Kevin
               J. Tourek and Carl A. Schroeder.

AUDIT          The Audit Committee, which met five times during the fiscal year
COMMITTEE      ended July 31, 2002, makes recommendations to the Board
               concerning the selection of outside auditors, reviews the Company's financial statements and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.
               During the fiscal year ended July 31, 2002, there were three members of the Audit Committee, Carl A. Schroeder, Christopher D.
               Johnson and H. Richard Grisham.

DIRECTOR       In September 2002, the Company engaged CBC to conduct an analysis
COMPENSATION   of the compensation of the non-employee directors in relation to the Company's peer group of publicly held companies and to provide recommendations regarding the level and composition of the Company's compensation package for its non-employee, or independent, directors.

               CBC issued a report to the Board that analyzed the level of director compensation in relation to a peer group of companies similar to the Company in terms of industry and revenue size. The peer group included national survey data on pharmaceutical and medical product companies and companies, regardless of industry, in the Company's revenue range.

               The report also analyzed the cash and non-cash components of director compensation and made recommendations to the Board of Directors. Based upon these recommendations, the Board of Directors adopted a new compensation plan for its non-employee directors.

               Effective for the current fiscal year, non-employee members of the Company's Board of Directors receive compensation in the amount of $10,000 per year and $2,000 per meeting of the Board that they attend in person and $1,000 for each meeting that they attend by telephone. Directors receive $1,000 per meeting for any committee meeting that they attend. Additionally, the director serving as committee chair of the Audit Committee receives an annual fee of $5,000 and the director serving as chair of the Compensation Committee receives an annual fee of $2,500. Previously, during the fiscal year ended July 31, 2002 non-employee members of the Company's Board of Directors received compensation in the amount of $1,500 per meeting of the Board of Directors attended by such Director in person, and $500 per meeting of the Board of Directors attended by such Director by telephone. Directors received $750 per meeting of any of the Committees of the Board that they attended in person and $500 per meeting that they attended by telephone. In 1989, the Board of Directors adopted and the stockholders approved the Directors Plan. The Board of Directors has approved an amendment to the Director's Plan, subject to stockholder approval. Under the terms of the Directors Plan, as proposed to be amended, immediately exercisable options to purchase 20,000 shares of Common Stock are granted to each non-employee member of the Board of Directors upon election to the Board of Directors and annually on the third trading day following the day the Company publicly announces its year-end financial results for the immediately preceding fiscal year; provided, however, that options may not be granted to any non-employee director who, during the fiscal year immediately preceding the grant date, attended less than 75% of the Board meetings and committee meetings (if he is a member of such committee) held while he was a member of the Board of Directors. As proposed to be amended, the options will vest quarterly over a one-year period. The per share price at which the options may be exercised is the average of the closing bid and asked prices of the Common Stock on the date of grant. The term of each option granted under the Directors Plan is five years from the date of grant. The Board may from time to time amend the Directors Plan in whole or in part in such respects as the Board may deem advisable, subject to approval by the shareholders, or may terminate the Directors Plan.

               On August 9, 2002 and September 21, 2001, each non-employee director serving on the Board was granted an option to purchase 5,000 and 2,500 shares, respectively, of Common Stock at a per share exercise price of $1.12 and $1.865, respectively. As of September 26, 2002, options to purchase 92,089 shares of Common Stock granted under the Directors Plan have been exercised.

                             EXECUTIVE COMPENSATION

     The table below sets forth annual and long-term compensation for services in all capacities to us for the fiscal years ended July 31, 2002, 2001, and 2000 of the persons who were, at July 31, 2002: (i) the Chief Executive Officer and
(ii) our other executive officers (the "Named Officers") whose total annual salary and bonus exceeded $100,000.

                                                 Annual Compensation                 Long-Term        All Other
                                                 -------------------                Compensation    Compensation(1)
                                                                                    ------------    ------------

                                                                                     Securities
Name and Principal             Fiscal                            Other Annual        Underlying
Position                        Year   Salary ($)     Bonus ($)  Compensation(3)     Options(2)
--------                        ----   ----------     ---------  ------------        -------

Douglas D. Burkett,             2002     $180,506       $54,455         -            215,000               -
Ph.D.(4)
President, Chairman,
Chief Executive Officer
and Director

Bradley C. Anderson             2002     $195,060       $19,622         -             25,000          $7,932
Vice President and Chief        2001      184,080        18,876         -             25,000           7,001
Financial Officer               2000      163,857        10,725         -             30,000           5,582

Joseph Hines(5)                 2002     $276,552       $20,625         -             25,000          $9,768
Director, Former                2001      262,000        26,681         -             40,000           8,224
President, Chief                2000      231,858        10,000         -             90,000           6,760
Executive Officer and
Chairman of the Board

Janice L. Backus(6)             2002     $156,088       $15,274         -             25,000          $6,360
Former Vice President and       2001      147,096        14,694         -             25,000           5,031
Secretary                       2000      134,231         8,700         -             30,000           5,339

---------------------

(1)  Represents Company 401(k) plan-matching contributions.

(2) The exercise price of all stock options granted were at least equal to the fair market values of the Company's Common Stock on the date of grant.

(3) If no amount is indicated, the amount of perquisites and other personal benefits, securities or property given to each named executive officer valued on the basis of aggregate incremental cost to the Company, was less than the lower of $50,000 or 10% of the total of annual salary and bonus for that executive officer during each of those years.

(4) Dr. Burkett was appointed President and Chief Executive Officer of the Company on June 6, 2002 and Chairman on September 26, 2002. Dr. Burkett was not an Executive Officer during fiscal years ended 2001 or 2000 and accordingly compensation information is provided only for the full fiscal year ended July 31, 2002.

(5) Mr. Hines resigned as President and Chief Executive Officer on June 6, 2002 and as Chairman on September 26, 2002. We entered into a severance agreement with Mr. Hines effective October 11, 2002, further described in "Employment Contracts and Severance Agreements."

(6) Ms. Backus resigned as Vice President and Secretary effective October 11, 2002. We entered into a severance agreement with Ms. Backus effective October 11, 2002, further described in "Employment Contracts and Severance Agreements."

                               STOCK OPTION GRANTS

     The following Named Officers were granted stock options under the Company's Stock Option Award Plan during the fiscal year ended July 31, 2002.

                                                OPTION GRANTS IN LAST FISCAL YEAR


                           Individual Grants
                           -----------------
                                              % of Total
                              Number of        Options                                     Potential Realizable Value
                              Securities      Granted to                                    at Assumed Annual Rates
                              Underlying       Employees     Exercise                            of Stock Price
                                Option            in           Price       Expiration           Appreciation for
Name                        Granted(1)(#)     Fiscal Year  (per share)(2)     Date               Option Term(3)
----                        -------------     -----------  --------------     ----               --------------

                                                                                                5%            10%
                                                                                                --            ---
Douglas D. Burkett, Ph.D.       15,000                         $2.37        12/14/2011       $22,357       $ 56,658
                               200,000          41.9%          $0.76         7/24/2012       $95,592       $242,249

Joseph Hines                    35,000           6.8%          $2.37        12/14/2011       $52,167       $132,201

Bradley C. Anderson             25,000           4.9%          $2.37        12/14/2011       $37,262        $94,429

Janice L. Backus                25,000           4.9%          $2.37        12/14/2011       $37,262        $94,429

------------------------

(1) All options granted, except for the 200,000 options granted to Dr. Burkett, vest annually over a three-year period in equal one-third increments and vesting commences on the first anniversary date following the date of grant. Dr. Burkett's 200,000 options vest one-third upon grant and the balance in two equal installments on the first and second anniversaries of the date of grant. All of the above options were granted on December 14, 2001, except for Dr. Burkett's 200,000 stock options, which were granted effective July 24, 2002.

(2) All options were granted at the fair market value (the mean of the final closing bid and asked prices of the Common Stock on the NASDAQ) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) The potential realizable value is calculated based on the ten-year term of the option at the time of its grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually over the term of the option. These numbers are calculated based upon rules promulgated by the SEC and do not represent the Company's estimated or projection of the future value of the Common Stock. Potential gains are reported net of the option exercise price, but before taxes associated with the exercise. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment. The amounts reflected in the table may not necessarily be achieved.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        OPTION VALUE AS OF JULY 31, 2002


     The following table sets forth information with respect to the exercise of stock options pursuant to the Company's Stock Option Award Plan during the fiscal year ended July 31, 2002 by the Named Officers.

                                                     Number of Securities Underlying            Value of Unexercised
                                                               Unexercised                          In-the-Money
                                                                Options at                           Options at
                                                           Fiscal Year-End (#)                  Fiscal Year End ($)
                                                           -------------------                  -------------------
                     Shares
                  Acquired on          Value
Name              Exercise(#)     Realized ($)(1)     Exercisable(2)    Unexercisable    Exercisable(3)   Unexercisable(3)
----              -----------     ---------------     --------------    -------------    --------------   ----------------

Douglas D.             -                 -              140,553            179,999           $4,000            $8,000
Burkett, Ph.D.


Bradley C.             -                 -              233,334             51,666             -0-                -0-
Anderson


Joseph Hines           -                 -              235,603             91,666             -0-                -0-


Janice L.              -                 -              169,186             51,666             -0-                -0-
Backus

--------------------

(1) Represents the market value of the underlying securities on the date of exercise, minus the exercise price of the options.

(2) Options are considered to be exercisable if they could be exercised on or before July 31, 2002.

(3) Represents the difference between the bid and ask closing prices ($0.82) of the Company's Common Stock on July 31, 2002 and the exercise price of the options.

                            COMPENSATION OF DIRECTORS

     In September 2002, the Company engaged CBC to conduct an analysis of the compensation of the non-employee directors in relation to the Company's peer group of publicly held companies and to provide recommendations regarding the level and composition of the Company's compensation package for its non-employee, or independent, directors.

     CBC issued a report to the Board that analyzed the level of director compensation in relation to a peer group of companies similar to the Company in terms of industry and revenue size. The peer group included national survey data on pharmaceutical and medical product companies and companies, regardless of industry, in the Company's revenue range.

     The report also analyzed the cash and non-cash components of director compensation and made recommendations to the Board of Directors. Based upon these recommendations, the Board of Directors adopted a new compensation plan for its non-employee directors.

     Effective for the current fiscal year, non-employee members of the Company's Board of Directors receive compensation in the amount of $10,000 per year and $2,000 per meeting of the Board that they attend in person and $1,000 for each meeting that they attend by telephone. Directors receive $1,000 per meeting for any committee meeting that they attend. Additionally, the director serving as committee chair of the Audit Committee receives an annual fee of $5,000 and the director serving as chair of the Compensation Committee receives an annual fee of $2,500. Previously, during the fiscal year ended July 31, 2002 non-employee members of the Company's Board of Directors received compensation in the amount of $1,500 per meeting of the Board of Directors attended by such Director in person, and $500 per meeting of the Board of Directors attended by such Director by telephone. Directors received $750 per meeting of any of the Committees of the Board that they attended in person and $500 per meeting that they attended by telephone. In 1989, the Board of Directors adopted and the stockholders approved the Directors Plan. The Board of Directors has approved an amendment to the Director's Plan, subject to stockholder approval. Under the terms of the Directors Plan, as proposed to be amended, immediately exercisable options to purchase 20,000 shares of Common Stock are granted to each non-employee member of the Board of Directors upon election to the Board of Directors and annually on the third trading day following the day the Company publicly announces its year-end financial results for the immediately preceding fiscal year; provided, however, that options may not be granted to any non-employee director who, during the fiscal year immediately preceding the grant date, attended less than 75% of the Board meetings and committee meetings (if he is a member of such committee) held while he was a member of the Board of Directors. As proposed to be amended, the options will vest quarterly over a one-year period. The per share price at which the options may be exercised is the average of the closing bid and asked prices of the Common Stock on the date of grant. The term of each option granted under the Directors Plan is five years from the date of grant. The Board may from time to time amend the Directors Plan in whole or in part in such respects as the Board may deem advisable, subject to approval by the shareholders, or may terminate the Directors Plan.

     On August 9, 2002 and September 21, 2001, each non-employee director serving on the Board was granted an option to purchase 5,000 and 2,500 shares, respectively, of Common Stock at a per share exercise price of $1.12 and $1.865, respectively. As of September 26, 2002, options to purchase 92,089 shares of Common Stock granted under the Directors Plan have been exercised.

             EXECUTIVE EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     During the first quarter of fiscal 2003, we entered into an employment agreement with Douglas D. Burkett, Ph.D. pursuant to which Dr. Burkett is employed as President and Chief Executive Officer of the Company. The agreement is effective as of July 24, 2002 and terminates January 24, 2004, but may be automatically renewed for successive six-month terms unless terminated by either party upon thirty days notice. The agreement provides for an initial base salary of $250,000, which is subject to periodic review by the Board or the Compensation Committee to determine whether to increase such amount. We paid Dr. Burkett a bonus of $35,000 in connection with the execution of the agreement. He is also eligible for a performance bonus of up to 35% of his annual base salary as determined by the Board or the Compensation Committee at the end of each fiscal year. Dr. Burkett is eligible to participate in any applicable Company bonus plan or program or stock option plan or program. We granted him options to purchase 200,000 shares of stock on the effective date at an exercise price of $.76 per share and will grant him options to purchase 100,000 shares of stock on the first anniversary of the effective date at an exercise price equal to the mean of the closing bid and ask prices of the common stock on such date. Such options will vest one-third on the date of grant and one-third on each of the first and second anniversaries of the date of grant. In addition to his cash compensation, Dr. Burkett will also receive an automobile allowance of $950 per month, reimbursement of certain tax and estate planning expenses and other benefits, including those generally provided to our other employees.

     We entered into a Severance Agreement with Joseph Hines dated as of October 11, 2002 in connection with his earlier resignation as Chairman of the Board and Chief Executive Officer and pursuant to which his employment with the Company Terminated effective October 11, 2002. Under the Agreement, we will pay Mr. Hines a severance payment of $177,375, payable on a semi-monthly basis through July 31, 2003. We will also pay for Mr. Hines' COBRA payments and provide funding for off-site office space for six months.

     We entered into a Severance Agreement with Janice Backus dated as of October 11, 2002 in connection with her resignation as an employee and officer of the Company. Under the Agreement, we will pay Ms. Backus a severance payment equal to her continued salary until December 31, 2003 ($170,172), payable on a semi-monthly basis in accordance with our standard payroll practices. We will also pay for Ms. Backus' COBRA benefits through December 31, 2003.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee of the Board of Directors consists of Carl A. Schroeder, Michael S. Lesser and Kevin J. Tourek. No member of the compensation committee is our employee. There are no compensation committee interlocks (i.e., no executive officer of ours serves as a member of the board of directors or the compensation committee of another entity which has an executive officer serving on our board of directors or the compensation committee).


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


WHAT IS OUR     Decisions on compensation of the Company's executive officers
COMPENSATION    are made by the Compensation Committee of the Board of Directors
PHILOSOPHY?     (the "Committee"). Each member of the Committee is anon-employee director. The Committee is responsible for setting and administering the policies that govern both annual compensation and stock ownership programs. The Committee follows the belief that compensation should be based upon the following subjective principles:

                    o Compensation programs should reflect and promote the Company's values, and reward individuals for contributions to the Company's success.

                    o Compensation should be related to the value created for stockholders.

                    o Compensation programs should integrate the long- and short-term strategies of the Company.

                    o Compensation programs should be designed to attract and retain executives critical to the success of the Company.

                    o Stock ownership by management and stock-based compensation plans are beneficial in aligning the interests of management and the stockholders in the enhancement of stockholder value.

                The Company applies a consistent philosophy to compensation for its employees, including its senior management. This philosophy is based on the belief that the achievements of the Company result from the collective and coordinated efforts of all the employees working toward common objectives. The Company aims to achieve these objectives through teamwork and focus on its customers and shareholders.

                The Compensation Committee is responsible for setting the policy and administering the Company's executive compensation policies and programs. It also makes recommendations respecting compensation for all executive officers and senior management, including such matters as salaries, incentive plans, stock ownership plans, benefits and overall compensation. In carrying out its duties, the Committee has direct access to independent compensation consultants and utilizes outside survey data as it deems necessary. The Committee reports regularly to the Board of Directors on its activities. Each member of the Committee is independent as defined by the applicable Nasdaq listing standards and, accordingly, each member is a non-employee director.

                Due to the level of compensation received by the officers of the Company, the Committee has not yet deemed it necessary to adopt a policy regarding the one million-dollar cap on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code.

COMPENSATION    The Company's compensation program consists of cash-based
VEHICLES        compensation in the form of base salaries and incentive bonuses and equity-based compensation in the form of stock option grants. Each component is described below.

BASE SALARY     Senior executive officers submit salary recommendations annually to the Committee. The Committee compares base pay levels to a competitive peer group based upon industry and size and revenues within that peer group of companies with similar revenues outside the industry group. If a position does not readily match or is not found in the data, the Committee uses its judgment in determining a fair competitive salary. Accordingly, there is some variation above and below the competitive medium if, in the judgment of management and the Committee, the value of the individual's experience and skills justifies variation.

                The Committee permits these variations in order to place more emphasis on performance-related rewards to those individuals and business units that produce strong results. In this way, competitively superior pay goes to those who earn it. As a result, the Company places the greatest retention value in its strongest performers.

INCENTIVE       The purpose of the Incentive Bonus Plan ("Bonus Plan") is to
BONUS PLAN      reward eligible participants who have performed at consistently high levels and whose performance contributed positively to operations, increasing profitability over the prior year, and achieving the Company's approved current year profit plan.

                The Bonus Plan for the fiscal year ending July 31, 2001 (which was paid in fiscal year 2002) was based on a combination of achieving profit plan and sales budget goals, operating cost targets, and personal objectives. Executives were eligible for up to 33% of Base Salary. Up to 65% of the target bonus was based on achieving sales, profit and operating cost budgets. The remaining 35% of the target bonus was based on personal performance. Each component of the criteria qualified independently. Additionally, an "S-curve" was applied to the operating cost budget, sales, and profit achievement components. This meant that the payout on these components could have been plus 25% or minus 20% versus target depending on how actual achievement compares to plan. There was no payout on the sales or profit component if actual results fell below 80% of plan.

                The Committee did not approve any bonuses, nor were any bonuses paid, in fiscal year 2003 relative to the Company's performance in fiscal year 2002.

                The Company implemented a new incentive bonus plan for fiscal year 2003 which is based on achieving EBITDA (earnings before interest, taxes depreciation and amortization) revenue growth and personal performance goals.

OPTIONS The Committee administers the Company's Stock Option Award Plan (the "Award Plan"). The exercise price of options granted under the Award Plan is never less than the fair market value of the Company's common stock on the day of grant.

                The Committee seeks the recommendation of senior management with respect to options granted to the Chief Executive Officer and senior management. During fiscal year 2002, the Committee approved granting options representing 290,000 shares of Common Stock under the Award Plan to corporate officers.

                The Committee did not approve any option grants in fiscal year 2003 relative to the Company's performance in fiscal year 2002.

                The Company implemented a new criteria for the granting of options for fiscal year 2003 which is based on eligibility and participation in the new incentive bonus plan.

CHIEF           Dr. Burkett has served as our President and Chief Executive
EXECUTIVE       Officer since June 2002. As Chief Executive Officer, Dr. Burkett
OFFICER         receives a base salary as well as stock options under the Award
                Plan and is eligible to participate in the Plan. The Company has entered into an employment contract with Dr. Burkett effective as of July 24, 2002 which terminates January 23, 2004, but may be automatically renewed for successive six-month terms unless terminated by either party upon thirty days notice. The agreement provides for an initial base salary of $250,000, which is subject to periodic review by the Board or the Compensation
                Committee to determine whether to increase such amount. We paid
                Dr. Burkett a bonus of $35,000 in connection with the execution of the agreement. He is also eligible for a performance bonus of up to 35% of his annual base salary as determined by the Board or the Compensation Committee at the end of each fiscal year. We granted him options to purchase 200,000 shares of stock on the effective date at an exercise price of $.76 per share and will grant him options to purchase 100,000 shares on the first anniversary of the effective date at an exercise price equal to the mean of the closing bid and ask prices of the common stock on such date. Such options vest one-third on the date of grant and one-third on each of the first and second anniversaries of the date of grant. In addition to his cash compensation, Dr.
                Burkett will also receive an automobile allowance of $950 per month, reimbursement of certain tax and estate planning expenses and other benefits, including those generally provided to our other employees.

                                                 Compensation Committee


                                                 Michael S. Lesser, Chairman
                                                 Kevin J. Tourek
                                                 Carl Schroeder

                              RELATED TRANSACTIONS

     In fiscal 2002, we paid $194,829 to Douglas, Curtis and Allyn, LLC ("Douglas"), a limited liability company owned by a member of our Board of Directors, Mr. Curtis Rocca. The payment was related to consulting work performed in connection with the sale of the Zila Dental Supply businesses and pursuant to an engagement letter, dated March 15, 2001, between Douglas and us. In addition, Douglas was paid an advisory retainer of $60,000 during fiscal 2002. The arrangements were terminated in July 2002.

     In fiscal 2002, we paid legal fees and expenses totaling $38,000 to Squire, Sanders & Dempsey LLP, of which a member of our Board of Directors, Christopher
D. Johnson, is a partner.

     As of July 31, 2002, Douglas D. Burkett, Ph.D., our current President, Chief Executive Officer and Chairman, had $19,038 consisting of a loan and an advance. The loan and the advance predated the enactment of the Sarbanes-Oxley Act on July 30, 2002. Approximately $11,300 (all of which was in the form of an advance) was repaid in August 2003. The remaining loan amount, which bears interest at an annual rate of 6%, will be paid in full by January 31, 2003 through regular payroll deductions. There have been no changes to the terms of the loan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                        AND RELATED STOCKHOLDER MATTERS

     The following table sets forth, as of September 30, 2002, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by us to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the Named Officers, (d) each nominee for Director, and (e) all our directors, executive officers and nominees as a group. The address of each stockholder listed below is c/o Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.


          NAME AND ADDRESS OF         SHARES BENEFICIALLY       PERCENT OF
          BENEFICIAL OWNER                  OWNED              COMMON STOCK
          ----------------                  -----              ------------

          Joseph Hines                   1,262,355(1)              2.8%

          Douglas D. Burkett, Ph.D.       150,553 (2)               *

          Janice L. Backus                 280,067(3)               *

          Bradley C. Anderson              238,694(4)               *

          Carl Schroeder                    37,500(5)               *

          Michael S. Lesser                 26,000(5)               *

          Curtis M. Rocca III                64,0746)               *

          Christopher D. Johnson            15,000(7)               *

          Kevin J. Tourek                   15,500(7)               *

          NAME AND ADDRESS OF         SHARES BENEFICIALLY       PERCENT OF
          BENEFICIAL OWNER                   OWNED             COMMON STOCK
          ----------------                   -----             ------------

          H. Richard Grisham               130,000(8)               *

          John Edward Porter(9)                  0

          S. Timothy Rose, D.D.S.(9)             0

          Morris C. Aaron(9)                     0

          All officers, directors and    2,219,743                4.9%
          nominees as a group (13
          persons)(10)

-------------------

*     Represents less than 1%.

(1) Includes 235,603 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 2002 or within 60 days thereafter.

(2) Includes 140,553 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 2002 or within 60 days thereafter.

(3) Includes 169,186 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 2002 or within 60 days thereafter.

(4) Includes 233,334 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 2002 or within 60 days thereafter.

(5) Includes 20,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 2002 or within 60 days thereafter.

(6) Includes 17,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 2002 or within 60 days thereafter.

(7) Includes 15,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 2002 or within 60 days thereafter.

(8) Includes 5,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 2002 or within 60 days thereafter.

(9)   Director Nominee

(10) Includes the shares of Common Stock subject to the options described above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Officers, directors and greater than 10% stockholders are required by Exchange Act regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms were required for such persons, we believe that during the fiscal year ended July 31, 2002 its officers, directors, and greater than 10% beneficial owners have complied with all filing requirements applicable to them.

                          STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return of the Company's Common Stock with the NASDAQ stock market index (U.S. companies) and the NASDAQ pharmaceutical index from July 31, 1997 to July 31, 2002.

                 COMPARSION OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG ZILA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                      AND THE NASDAQ PHARMACEUTICAL INDEX


                                                Cumulative Total Return
                            ------------------------------------------------------------
                                7/97      7/98      7/99     7/00       7/01      7/02

ZILA, INC.                     100.00    85.47     46.58     52.99     34.60     10.94
NASDAQ STOCK MARKET (U.S.)     100.00   117.68    168.18    239.52    128.56     84.94
NASDAQ PHARMACEUTICAL          100.00   100.27    156.57    297.80    248.18    159.83

                            PROPOSALS BY STOCKHOLDERS

     Any Stockholder proposal that is intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than August 19, 2003, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board is not presently aware of any business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                  ANNUAL REPORT

     The Company's Annual Report on Form 10-K and its Amendment No. 1 on Form 10-K/A with certified financial statements for the fiscal year ended July 31, 2002 accompanies this Notice and Proxy Statement and was mailed to all shareholders of record on or about December 12, 2002.


                                        By Order of the Board of Directors,


                                        /s/ Douglas D. Burkett, Ph.D.


                                        Douglas D. Burkett, Ph.D.
                                        President, Chief Executive Officer and
                                        Chairman

Phoenix, Arizona

                                                                      APPENDIX A
                                                                      ----------

                                   ZILA, INC.

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                     (AS AMENDED THROUGH SEPTEMBER 26, 2002)


     1. PURPOSES OF THE PLAN. The purposes of this Plan are to enable the Company to attract and retain the best available individuals to serve as non-employee members of the Board, to reward such directors for their contributions to the Company, and to maximize the identity of interest between such directors and the Company's stockholders generally.

     2.   DEFINITIONS. As used herein, the following definitions shall apply:

              (a)  "BOARD" shall mean the Board of Directors of the Company.

          (b)      "COMPANY" shall mean ZILA, INC., a Delaware corporation.

          (c) "EXERCISE PRICE" shall mean, with respect to each Share granted, the Fair Market Value on the date of grant.

          (d) "FAIR MARKET VALUE" shall mean, with respect to the date a given Option is granted or exercised, the value determined by the Board in good faith using a generally accepted valuation method; provided, however, that where there is a public market for the Stock, the Fair Market Value per Share shall be the mean of the final bid and asked prices of the Stock on the date of grant or exercise, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by NASDAQ/National Market System or NASDAQ) or, in the event the Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price of the Stock on such exchange on the date of grant or exercise of the Option, as reported in The Wall Street Journal.

          (e) "OPTION" shall mean a right to purchase Stock, granted pursuant to the Plan.

          (f)      "OPTIONED STOCK" shall mean the Stock subject to an Option.

          (g) "OPTIONEE" shall mean a non-employee director of the Company who has been granted an Option.

          (h) "PLAN" shall mean this Zila, Inc. Non-Employee Directors Stock Option Plan.

          (i)      "SHARE" shall mean a share of the Stock.

          (j) "STOCK" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended or restated from time to time.

          (k) "TRADING DAY" shall mean a day on which the Fair Market Value of the Stock can be determined.

     3.   STOCK SUBJECT TO THE PLAN.

          (a) Subject to increases and adjustments pursuant to Section 9 hereof, the number of Shares reserved and available for distribution under the Plan shall be 700,000.

          (b) If an Option should terminate, or be canceled, rescinded or surrendered, the Optioned Stock subject to such Option shall not be available for future grants under the Plan.

     4. OPTION GRANTS. An Option to purchase 20,000 Shares shall be granted to each non-employee director of the Board upon his or her election or appointment to the Board of Directors. In addition, an Option to purchase 20,000 Shares shall be granted annually to each non-employee director of the Board on the date determined pursuant to Section 10 hereof; provided, however, that such Option shall not be granted to any non-employee director of the Company who during the fiscal year immediately preceding such grant date (or the period that he served as a director of the Company, if less than the full fiscal year) attended fewer than 75 percent of the aggregate of (i) the total number of the regularly scheduled and special meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served; provided, further, that no such Options shall be granted to any of the non-employee directors of the Company in the event that, on such grant date, the number of Shares remaining available for distribution under the Plan is less than the product of the number of then current non-employee directors of the Company multiplied by 20,000.

     5. BOARD APPROVAL AND EFFECTIVE DATES. This Plan shall become effective as of October 20, 1989, the date as of which the Board adopted the Plan. The Plan shall be submitted as a proposal for stockholder approval at the Company's 1989 Annual Meeting of Stockholders, or any adjournment thereof. In the event that such approval is not obtained, the Board may, but need not, terminate the Plan. The Plan and all outstanding Options shall remain in effect until such Options shall have been exercised, shall have expired or shall otherwise be terminated.

     6.   TERM; EXERCISE; RIGHTS AS A STOCKHOLDER.

          (a) The term of each Option shall be five years from the date of grant thereof. Subject to Section 5, an Option shall be exercisable upon vesting and may be exercised in whole or in part as to such vested portion at any time or times during its term; provided, however, that an Option may not be exercised for a fraction of a Share. Each Option shall vest as to 25% of the Shares as to which such Option may be exercised on the last day of each fiscal quarter during which optionee is a director; provided, however, that if the optionee is not a director for the full fiscal quarter the 25% otherwise vesting will be pro rated accordingly. The Option shall not vest unless such Optionee is still a director of the Company on such vesting date.

          (b) An Option shall be deemed to be exercised upon receipt by the Company from the Optionee of written notice of such exercise. Such notice shall be accompanied by full payment for the Shares subject to such exercise.

          (c) No person shall have any right or privilege as a stockholder of the Company, whether to vote or to receive dividends or otherwise, by reason of the grant of an Option, but shall obtain such right only when Shares are actually issued to such person upon the exercise thereof.

     7.   PAYMENT. The Exercise Price shall be paid:

          (a) In United States dollars in cash or by check payable to the order of the Company; or

          (b) At the election of the Optionee by delivery of Shares with an aggregate Fair Market Value equal to the Exercise Price; or

          (c)      By any combination of (a) and (b) above.

The Board shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

     8. TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

     In the event of the Optionee's death, his Option shall be exercisable, prior to the expiration of the Option, by the person or entity to whom his accrued and vested rights pass by will or by the laws of descent and distribution.

     9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. If the outstanding Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization in which the Company is the surviving corporation, the number and kind of Shares subject to the Plan or subject to any Options theretofore granted, and the Options' prices, shall be appropriately and equitably adjusted.

     In the event of a liquidation or dissolution of the Company, sale of all or substantially all of its assets, or a merger, consolidation or other corporate reorganization in which the Company is not the surviving corporation, or any merger or other reorganization in which the Company is the surviving corporation but the holders of its Stock receive securities of another corporation, any outstanding Options hereunder shall be appropriately and equitably adjusted.

     10. TIME OF GRANTING OPTIONS. The Option grant date for the annual grant shall be the third Trading Day after the Company publicly announces its year-end financial results for the immediately preceding fiscal year; provided, however, that grants for the first year only under the Plan shall be effective as of the date the Company's stockholders approve the Plan. The grant date for the grant upon election or appointment shall be a reasonable period of time following such election or appointment.

     11. AMENDMENT AND TERMINATION OF THE PLAN. The Board may from time to time amend the Plan in whole or part in such respects as the Board may deem advisable or may terminate the Plan, PROVIDED, HOWEVER, that amendments to the Plan relating to the amount, price, or timing of the option grants shall not be made more than once in any six month period. Any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated. Any amendment to the Plan shall be submitted as a proposal for approval of the Company's stockholders if such approval of the amendment is necessary for the Plan to comply or to continue to comply with the applicable exemption, if any under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     12. CONDITIONS UPON ISSUANCE OF SHARES. The Plan, the grant, the exercise of Options and the obligations of the Company shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificate or certificates for Shares of Stock prior to (i) the admission of such Shares to listing on any stock exchange on which the Stock may then be listed, and (ii) the completion of any registration or other qualification of such Shares under any state or federal law (including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), or rulings or regulations of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     As a condition to the exercise of an Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary or advisable.

     13. OPTION AGREEMENT. Options shall be evidenced by written option agreements in accordance with the terms of the Plan. A form of such agreement is attached hereto as Exhibit "B".

     14.  MISCELLANEOUS PROVISIONS.

          (a) PLAN EXPENSE. Any expenses of administering this Plan shall be borne by the Company.

          (b) TAXES. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Stock under the Plan after giving the person entitled to receive such Stock notice as far in advance as practical, and the Company may defer making delivery of such Stock if any such tax may be pending unless and until indemnified to its satisfaction.

          (c) CONSTRUCTION OF PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined by the Board in accordance with the laws of the State of Delaware, and such determinations shall be final and conclusive.

          (d) GENDER. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

     As approved by the Board of Directors as of September 26, 2002.



/s/ Douglas D. Burkett
------------------------------------
Douglas D. Burkett, Ph.D.
Chairman



ATTEST:


/s/ Bradley C. Anderson
------------------------------------
Bradley C. Anderson
Chief Financial Officer



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